                                                                     EXHIBIT 14b



                          Independent Auditors' Consent





The Board of Directors
Hartford-Fortis Series Fund, Inc.
     (Formerly Fortis Worldwide Portfolios, Inc.
         Fortis Global Growth Portfolio
         Fortis International Equity Portfolio
     Fortis Advantage Portfolios, Inc.
         Fortis High Yield Portfolio
         Fortis Asset Allocation Portfolio
     Fortis Equity Portfolios, Inc.
         Fortis Growth and Income Fund
     Fortis Money Portfolios, Inc.
         Fortis Money Fund):



We consent to the incorporation by reference in the registration statement on Form N-14 (the "Registration Statement") of The Hartford Mutual Funds, Inc. of each of our reports dated December 3, 2000 for Fortis Global Growth Portfolio and Fortis International Equity Portfolio, September 7, 2001 for Fortis High Yield Portfolio, October 5, 2001 for Fortis Asset Allocation Portfolio and Fortis Growth and Income Fund, and November 2, 2001 for Fortis Money Fund, relating to the financial statements and financial highlights of each Fund. We also consent to the reference of our Firm under the heading "Other Service Providers" in the Registration Statement.



                                       KPMG LLP



Minneapolis, Minnesota
December 17, 2001